United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

BBV VIETNAM S.E.A. ACQUISITION CORP. (Exact name of the registrant as specified in its charter)
The Republic of the Marshall Islands (State of incorporation or organization)	38-3763315 (I.R.S. Employer Identification No.)
61 Hue Lane Hai Ba Trung District Hanoi, Vietnam (Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-146829

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	OTC Bulletin Board

Common Stock, par value $0.0001 per share	OTC Bulletin Board

Warrants, exercisable for one share of Common Stock	OTC Bulletin Board

Item 1.  Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of BBV S.E.A. Vietnam Acquisition Corp. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-146829), filed with the Securities and Exchange Commission on October 19, 2007, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.  Exhibits.

Not applicable.

The following exhibits have been filed as exhibits to the Registration Statement or incorporated herein by reference as indicated below.

Exhibit Number	Description

3.1	Form of Amended and Restated Articles of Incorporation*
3.4	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant**
10.7	Form of Registration Rights Agreement between the Registrant and the Existing Shareholders**

* Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-144028, filed on January 28, 2008.

** Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-144028, filed on November 28, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BBV Vietnam S.E.A. Acquisition Corp.
By:	/s/ Eric M. Zachs
Eric M. Zachs
President
Date: February 5, 2008